UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

RELYPSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36184	26-0893742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Saginaw Drive

Redwood City, CA 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 421-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2014, Relypsa, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Amended and Restated Agreement”) with Oxford Finance LLC (“Oxford”) and Silicon Valley Bank (“SVB” and together with Oxford, the “Lenders”) to amend and restate in its entirety the Loan and Security Agreement, dated as of January 31, 2013, by and among the Lenders and the Company, as amended (the “Original Agreement”). Under the Amended and Restated Agreement, the Company may borrow from the Lenders up to $35.0 million in two tranches.

The first tranche consists of term loans in the aggregate amount of $15.0 million (collectively, the “Term A Loans”). The Term A Loans were drawn by the Company on May 30, 2014, of which approximately $11.0 million was used to repay the outstanding debt under the Original Agreement, and approximately $385,000 was used to satisfy the accrued portion of the final payment fee under the Original Agreement. The Company is required to pay interest only on the Term A Loans through April 30, 2015, provided, however, that the interest-only period will be extended through December 31, 2015 upon acceptance by the U.S. Food and Drug Administration (“FDA”) of the Company’s New Drug Application (“NDA”) for patiromer, the Company’s lead product candidate.

The second tranche consists of term loans in the aggregate amount of up to $20.0 million (collectively, the “Term B Loans” and together with the Term A Loans, the “Term Loans”). The Term B Loans will be available to the Company upon its request beginning on the later of (i) FDA acceptance of the NDA, and (ii) July 1, 2015 and ending on the earlier of (i) December 31, 2015 and (ii) an event of default under the Amended and Restated Agreement. The Company will pay interest only on the Term B Loans until December 31, 2015.

The interest rate on the Term A Loans is 7.4% per year. The interest rate on the Term B Loans, if drawn, will be determined at the time the Term B Loans are drawn and will be equal to the greater of (i) 7.4% per year and (ii) the sum of the three month U.S. LIBOR rate plus 7.17% per year. The maturity date for the Term Loans is June 1, 2018. Upon the maturity date, a final payment fee of 8.5% of the original principal amount of the Term Loans (the “Final Payment”) and the unaccrued portion of the final payment fee under the Original Agreement in the amount of approximately $365,000 (the “Existing Unaccrued Final Payment”) will be due.

The Company may prepay all, but not less than all, of the Term Loans upon 30 days’ written notice by paying: (i) the outstanding principal of the Term Loans and the accrued but unpaid interest thereon; (ii) the Final Payment; (iii) the Existing Unaccrued Final Payment, (iv) the prepayment fee of 1.0% to 3.0%, depending on the timing of the prepayment, of the principal amount of the Term Loans; and (v) all other outstanding fees and expenses that are due and payable under the Amended and Restated Agreement.

The Company’s obligations under the Amended and Restated Agreement are secured by a first priority security interest in substantially all of the Company’s assets, other than its intellectual property. The Company has also agreed not to pledge or otherwise encumber its intellectual property assets, except that the Company may grant certain exclusive and non-exclusive licenses of its intellectual property as set forth in the Amended and Restated Agreement.

The Amended and Restated Agreement includes customary representations and warranties, affirmative and negative covenants and events of default that are consistent with those set forth in the Original Agreement. Upon an event of default, after any applicable cure and notice period, all amounts owed under the Amended and Restated Loan Agreement may be declared due and payable, including the original principal amount of the Term Loans, the accrued but unpaid interest thereon, the Final Payment and the Existing Unaccrued Final Payment.

In addition, under the Amended and Restated Agreement, the Company agreed to issue the Lenders warrants (the “Warrants”) to purchase shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), upon the Company’s draw of each tranche of the Term Loans. The number of shares of Common Stock issuable upon exercise of the Warrants is equal to 2.0% of the amount drawn at such tranche, divided by the exercise price per share for that tranche. The exercise price per share for each tranche is determined in each case as the lower of (i) the average closing price per share of Common Stock as reported on the NASDAQ Select Global Market for the ten (10) consecutive trading days prior to the draw or (ii) the closing price per share of Common Stock as reported on the NASDAQ Select Global Market on the day before the draw.

On May 30, 2014, upon the draw of the Term A Loan, the Company issued the Lenders Warrants exercisable for an aggregate of 12,661 shares of Common Stock at a per share exercise price of $23.69. If the Term B Loans are drawn, the Company will issue the Lenders additional Warrants to purchase a number of shares of Common Stock at an exercise price as calculated above. The Warrants are immediately exercisable upon issuance, and excluding certain mergers or acquisitions, will expire on the seven-year anniversary of the date of issuance.

The foregoing description of the material terms of the Amended and Restated Agreement and the Warrants is subject to, and qualified in its entirety by reference to, the Amended and Restated Agreement and the Warrants that are filed as exhibits to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The offer and sale of the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants were offered and sold to an accredited investor in reliance upon exemptions from registration under Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant to Purchase Stock, dated as of May 30, 2014

10.1	Amended and Restated Loan and Security Agreement, dated as of May 30, 2014, by and among Oxford Finance LLC, Silicon Valley Bank and Relypsa, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2014	RELYPSA, INC.

	By:	/s/ Kristine M. Ball
Kristine M. Ball
Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant to Purchase Stock, dated as of May 30, 2014

10.1	Amended and Restated Loan and Security Agreement, dated as of May 30, 2014, by and among Oxford Finance LLC, Silicon Valley Bank and Relypsa, Inc.